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                                                                    Exhibit 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Columbia/HCA Healthcare Corporation 1995 Management Stock Purchase Plan of our report dated April 24, 1995 with respect to the consolidated financial statements of Columbia/HCA Healthcare Corporation included in its Current Report on Form 8-K dated April 24, 1995, filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

Nashville, Tennessee
August 25, 1995